Exhibit 99.1
News Release
Pentair Reports Fourth Quarter and Full Year 2018 Results

•	Fourth quarter sales of $741 million; full year 2018 sales of $2.97 billion.

•	Fourth quarter GAAP EPS of $0.54 and adjusted EPS of $0.60; full year 2018 GAAP EPS of $1.81 and adjusted EPS of $2.35.

•	The company introduces its 2019 GAAP EPS guidance of approximately $2.29 to $2.39 and on an adjusted basis of approximately $2.50 to $2.60.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — January 29, 2019 — Pentair plc (NYSE: PNR) today announced fourth quarter 2018 sales of $741 million. Sales were up 3 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 6 percent in the fourth quarter. Fourth quarter 2018 earnings per diluted share from continuing operations ("EPS") were $0.54 compared to $0.30 in the fourth quarter of 2017. On an adjusted basis, the company reported EPS of $0.60 compared to $0.52 in the fourth quarter of 2017. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Fourth quarter 2018 operating income was $113 million, up 32 percent compared to operating income for the fourth quarter of 2017, and return on sales ("ROS") was 15.3 percent, an increase of 350 basis points when compared to the fourth quarter of 2017. On an adjusted basis, the company reported segment income of $134 million for the fourth quarter, up 5 percent compared to segment income for the fourth quarter of 2017, and ROS was 18.1 percent, an increase of 40 basis points when compared to the fourth quarter of 2017.
Full year net cash provided by operating activities of continuing operations was $458 million and free cash flow from continuing operations was $410 million. The company delivered full year free cash flow of 98 percent of adjusted net income.
Pentair paid dividends of $0.175 per share in the fourth quarter of 2018. Pentair previously announced on December 10, 2018 that its Board of Directors approved a 3 percent increase in the company's regular annual cash dividend rate for 2019 to $0.72 from $0.70, adjusted for the spin-off of nVent Electric plc. 2019 will mark the 43rd consecutive year that Pentair has increased its dividend.
"2018 was an eventful year for Pentair as we began our new journey as a pure play water company," said John L. Stauch, Pentair President and Chief Executive Officer. "We delivered on our 2018 commitments while successfully completing the separation of nVent Electric plc to shareholders. During 2018, we returned nearly $700 million to our shareholders through share buybacks and dividends. Our core sales growth accelerated during the year and we were able to expand our margins while making a number of long-term, strategic growth investments. To start 2019, we announced agreements for two strategic acquisitions to further our Residential & Commercial water treatment strategy. Our balance sheet remains in excellent shape and we remain committed to executing our strategy as a focused Residential & Commercial water treatment company."
OUTLOOK
The company introduces its 2019 GAAP EPS guidance of $2.29 to $2.39 and on an adjusted basis of $2.50 to $2.60. The company anticipates full year 2019 sales up approximately 5 to 6 percent on a reported basis and up approximately 4 to 5 percent on a core basis. The company expects to deliver full year free cash flow to approximate adjusted net income.
In addition, the company introduces first quarter 2019 GAAP EPS from continuing operations guidance of $0.47 to $0.50 and on an adjusted EPS basis of $0.52 to $0.55. The company expects first quarter sales to be up approximately 0 to 1 percent on a reported basis and up approximately 4 to 5 percent on a core basis compared to first quarter 2018.
EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Mark C. Borin will discuss the company’s fourth quarter and full year 2018 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.

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Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include overall global economic and business conditions impacting our business, including the strength of housing and related markets; competition and pricing pressures in the markets we serve; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions, including the Aquion and Pelican Water Systems acquisitions; the ability to achieve the benefits of our restructuring plans and cost reduction initiatives; risks associated with operating foreign businesses; the impact of material cost and other inflation; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; the ability to realize the anticipated benefits from the separation of nVent Electric plc from Pentair; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017. All forward-looking statements speak only as of the date of this release. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we believe the health of our world depends on reliable access to clean water. We deliver a comprehensive range of smart, sustainable water solutions to homes, business and industry around the world. Our industry leading and proven portfolio of solutions enables our customers to access clean, safe water. Whether it’s improving, moving or enjoying water, we help manage the world’s most precious resource. Smart, Sustainable, Water Solutions. For Life.
With approximately 130 locations in 34 countries and 10,000 employees, we believe that the future of water depends on us. Our 2018 revenue was $3.0 billion, and we trade under the ticker symbol PNR. To learn more, visit www.pentair.com.

PENTAIR CONTACTS:

Jim Lucas	Rebecca Osborn
Senior Vice President, Investor Relations and Treasurer	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jim.lucas@pentair.com	Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net sales	$740.5	$720.8	$2,965.1	$2,845.7
Cost of goods sold	472.5	467.1	1,917.4	1,858.2
Gross profit	268.0	253.7	1,047.7	987.5
% of net sales	36.2%	35.2%	35.3%	34.7%
Selling, general and administrative	135.3	149.8	534.3	536.0
% of net sales	18.3%	20.8%	18.0%	18.8%
Research and development	19.7	18.5	76.7	73.2
% of net sales	2.7%	2.6%	2.6%	2.6%
Operating income	113.0	85.4	436.7	378.3
% of net sales	15.3%	11.8%	14.7%	13.3%
Other expense (income):
Loss on sale of businesses, net	0.9	0.4	7.3	4.2
Loss on early extinguishment of debt	—	—	17.1	101.4
Other expense (income)	1.6	9.5	(0.1)	12.6
Net interest expense	4.7	13.1	32.6	87.3
% of net sales	0.6%	1.8%	1.1%	3.1%
Income from continuing operations before income taxes	105.8	62.4	379.8	172.8
Provision for income taxes	11.6	6.6	58.1	58.7
Effective tax rate	11.0%	10.6%	15.3%	34.0%
Net income from continuing operations	94.2	55.8	321.7	114.1
(Loss) income from discontinued operations, net of tax	(1.3)	151.6	25.7	371.3
(Loss) gain from sale of discontinued operations, net of tax	—	(17.8)	—	181.1
Net income	$92.9	$189.6	$347.4	$666.5
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.55	$0.32	$1.83	$0.63
Discontinued operations	(0.01)	0.73	0.15	3.04
Basic earnings per ordinary share	$0.54	$1.05	$1.98	$3.67
Diluted
Continuing operations	$0.54	$0.30	$1.81	$0.62
Discontinued operations	(0.01)	0.74	0.15	3.01
Diluted earnings per ordinary share	$0.53	$1.04	$1.96	$3.63
Weighted average ordinary shares outstanding
Basic	172.9	181.4	175.8	181.7
Diluted	174.0	183.6	177.3	183.7
Cash dividends paid per ordinary share	$0.175	$0.345	$1.05	$1.38

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2018	December 31, 2017
In millions
Assets
Current assets
Cash and cash equivalents	$74.3	$86.3
Accounts and notes receivable, net	488.2	483.1
Inventories	387.5	356.9
Other current assets	89.4	114.5
Current assets held for sale	—	708.0
Total current assets	1,039.4	1,748.8
Property, plant and equipment, net	272.6	279.8
Other assets
Goodwill	2,072.7	2,112.8
Intangibles, net	276.3	321.8
Other non-current assets	145.5	180.9
Non-current assets held for sale	—	3,989.6
Total other assets	2,494.5	6,605.1
Total assets	$3,806.5	$8,633.7
Liabilities and Equity
Current liabilities
Accounts payable	$378.6	$321.5
Employee compensation and benefits	111.7	115.8
Other current liabilities	328.4	401.3
Current liabilities held for sale	—	360.8
Total current liabilities	818.7	1,199.4
Other liabilities
Long-term debt	787.6	1,440.7
Pension and other post-retirement compensation and benefits	90.0	96.4
Deferred tax liabilities	105.9	108.6
Other non-current liabilities	168.2	213.8
Non-current liabilities held for sale	—	537.0
Total liabilities	1,970.4	3,595.9
Equity	1,836.1	5,037.8
Total liabilities and equity	$3,806.5	$8,633.7

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31
In millions	2018	2017
Operating activities
Net income	$347.4	$666.5
Income from discontinued operations, net of tax	(25.7)	(371.3)
Gain from sale of discontinued operations, net of tax	—	(181.1)
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(8.4)	(1.3)
Depreciation	49.7	50.8
Amortization	34.9	36.4
Loss on sale of businesses	7.3	4.2
Deferred income taxes	(4.1)	(18.0)
Share-based compensation	20.9	39.6
Trade name and other impairment	12.0	15.6
Loss on early extinguishment of debt	17.1	101.4
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(15.3)	(13.4)
Inventories	(40.1)	(20.5)
Other current assets	31.2	(13.0)
Accounts payable	58.3	15.6
Employee compensation and benefits	(0.6)	(1.4)
Other current liabilities	(3.3)	(54.6)
Other non-current assets and liabilities	(23.2)	23.1
Net cash provided by (used for) operating activities of continuing operations	458.1	278.6
Net cash provided by (used for) operating activities of discontinued operations	(19.0)	341.6
Net cash provided by (used for) operating activities	439.1	620.2
Investing activities
Capital expenditures	(48.2)	(39.1)
Proceeds from sale of property and equipment	0.2	3.7
(Payments due to) proceeds from sale of businesses and other	(12.8)	2,759.4
Acquisitions, net of cash acquired	(0.9)	(45.9)
Net cash provided by (used for) investing activities of continuing operations	(61.7)	2,678.1
Net cash provided by (used for) investing activities of discontinued operations	(7.1)	(47.7)
Net cash provided by (used for) investing activities	(68.8)	2,630.4
Financing activities
Net receipts (repayments) of commercial paper and revolving long-term debt	39.7	(913.1)
Repayments of long-term debt	(675.1)	(2,009.3)
Premium paid on early extinguishment of debt	(16.0)	(94.9)
Transfer of cash to nVent	(74.2)	—
Distribution of cash from nVent	993.6	—
Shares issued to employees, net of shares withheld	13.3	37.2
Repurchases of ordinary shares	(500.0)	(200.0)
Dividends paid	(187.2)	(251.7)
Other	(2.0)	(0.8)
Net cash provided by (used for) financing activities	(407.9)	(3,432.6)
Change in cash held for sale	27.0	(5.4)
Effect of exchange rate changes on cash and cash equivalents	(1.4)	56.8
Change in cash and cash equivalents	(12.0)	(130.6)
Cash and cash equivalents, beginning of year	86.3	216.9
Cash and cash equivalents, end of year	$74.3	$86.3

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Year ended December 31
In millions	2018	2017
Net cash provided by (used for) operating activities of continuing operations	$458.1	$278.6
Capital expenditures	(48.2)	(39.1)
Proceeds from sale of property and equipment	0.2	3.7
Free cash flow from continuing operations	$410.1	$243.2
Net cash provided by (used for) operating activities of discontinued operations	(19.0)	341.6
Capital expenditures of discontinued operations	(7.4)	(38.6)
Proceeds from sale of property and equipment of discontinued operations	2.3	4.5
Free cash flow	$386.0	$550.7

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2018
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Aquatic Systems	$240.4	$276.2	$232.7	$276.8	$1,026.1
Filtration Solutions	251.6	262.1	240.4	246.9	1,001.0
Flow Technologies	240.3	241.9	238.0	216.5	936.7
Other	0.3	0.4	0.3	0.3	1.3
Consolidated	$732.6	$780.6	$711.4	$740.5	$2,965.1
Segment income (loss)
Aquatic Systems	$60.0	$79.6	$59.9	$78.1	$277.6
Filtration Solutions	33.7	52.3	38.4	44.1	168.5
Flow Technologies	38.7	44.4	36.6	25.9	145.6
Other	(15.4)	(12.2)	(13.1)	(14.2)	(54.9)
Consolidated	$117.0	$164.1	$121.8	$133.9	$536.8
Return on sales
Aquatic Systems	25.0%	28.8%	25.7%	28.2%	27.1%
Filtration Solutions	13.4%	20.0%	16.0%	17.9%	16.8%
Flow Technologies	16.1%	18.4%	15.4%	12.0%	15.5%
Consolidated	16.0%	21.0%	17.1%	18.1%	18.1%

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2017
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Aquatic Systems	$222.5	$253.7	$211.8	$251.6	$939.6
Filtration Solutions	230.8	263.8	242.4	253.6	990.6
Flow Technologies	229.6	236.2	233.0	215.4	914.2
Other	0.4	0.3	0.4	0.2	1.3
Consolidated	$683.3	$754.0	$687.6	$720.8	$2,845.7
Segment income (loss)
Aquatic Systems	$55.5	$74.3	$53.1	$71.2	$254.1
Filtration Solutions	24.0	49.0	40.4	41.1	154.5
Flow Technologies	33.1	40.3	39.3	27.9	140.6
Other	(15.6)	(12.0)	(12.6)	(12.5)	(52.7)
Consolidated	$97.0	$151.6	$120.2	$127.7	$496.5
Return on sales
Aquatic Systems	24.9%	29.3%	25.1%	28.3%	27.0%
Filtration Solutions	10.4%	18.6%	16.7%	16.2%	15.6%
Flow Technologies	14.4%	17.1%	16.9%	13.0%	15.4%
Consolidated	14.2%	20.1%	17.5%	17.7%	17.5%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP excluding the effect of 2018 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$732.6	$780.6	$711.4	$740.5	$2,965.1
Operating income	92.7	122.6	108.4	113.0	436.7
% of net sales	12.7%	15.7%	15.2%	15.3%	14.7%
Adjustments:
Restructuring and other	5.6	19.0	3.5	3.7	31.8
Intangible amortization	9.3	9.1	8.6	7.9	34.9
Trade name and other impairment	—	6.0	—	6.0	12.0
Corporate allocations	8.8	2.2	—	—	11.0
Deal related costs and expenses	—	—	—	2.0	2.0
Equity income of unconsolidated subsidiaries	0.6	5.2	1.3	1.3	8.4
Segment income	117.0	164.1	121.8	133.9	536.8
Return on sales	16.0%	21.0%	17.1%	18.1%	18.1%
Net income from continuing operations—as reported	58.4	77.9	91.2	94.2	321.7
Loss on sale of businesses	5.3	0.9	0.2	0.9	7.3
Loss on early extinguishment of debt	—	17.1	—	—	17.1
Interest expense adjustment	6.0	2.4	—	—	8.4
Pension and other post-retirement mark-to-market loss	—	—	2.2	1.4	3.6
Adjustments to operating income	23.7	36.3	12.1	19.6	91.7
Income tax adjustments	(4.5)	(7.1)	(10.3)	(11.5)	(33.4)
Net income from continuing operations—as adjusted	$88.9	$127.5	$95.4	$104.6	$416.4
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.32	$0.44	$0.52	$0.54	$1.81
Adjustments	0.17	0.27	0.02	0.06	0.54
Diluted earnings per ordinary share—as adjusted	$0.49	$0.71	$0.54	$0.60	$2.35

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2019 to the non-GAAP excluding the effect of 2019 adjustments (Unaudited)

	Forecast
In millions, except per-share data	First Quarter		Full Year
Net sales	approx	Up 0 - 1%	approx	Up 5 - 6%
Operating income	approx	Up 12 - 20%	approx	Up 22 - 26%
Adjustments:
Intangible amortization	approx	$10	approx	$45
Equity income of unconsolidated subsidiaries	approx	$1	approx	$4
Segment income	approx	Up 2 - 5%	approx	Up 8 - 12%

Net income from continuing operations—as reported	approx	$82 - $87	approx	$394 - $411
Adjustments to operating income	approx	10	approx	45
Income tax adjustments	approx	(2)	approx	(9)
Net income from continuing operations—as adjusted	approx	$90 - $95	approx	$430 - $447
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	approx	$0.47 - $0.50	approx	$2.29 - $2.39
Adjustments	approx	0.05	approx	0.21
Diluted earnings per ordinary share—as adjusted	approx	$0.52 - $0.55	approx	$2.50 - $2.60

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter and Year Ending December 31, 2018 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	5.7%	(1.2)%	(1.7)%	2.8%	4.8%	0.6%	(1.2)%	4.2%
Aquatic Systems	12.6%	(0.6)%	(2.0)%	10.0%	10.5%	(0.1)%	(1.2)%	9.2%
Filtration Solutions	0.4%	(2.2)%	(0.9)%	(2.7)%	0.8%	1.1%	(0.9)%	1.0%
Flow Technologies	4.0%	(1.3)%	(2.1)%	0.6%	3.2%	0.6%	(1.3)%	2.5%

Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ending March 31, 2019 and Year Ending December 31, 2019 (Unaudited)

Forecast
		Q1 Net Sales Growth				Full Year Net Sales Growth
		Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	approx	4 - 5%	(2) %	(2) %	0 - 1%	4 - 5%	(1) %	2%	5 - 6%
Aquatic Systems	approx	4 - 6%	—	(1) %	3 - 5%	5 - 7%	(1) %	—	4 - 6%
Filtration Solutions	approx	0 - 1%	(4) %	(1) %	(5) - (4) %	1 - 4%	(1) %	6%	6 - 9%
Flow Technologies	approx	3 - 6%	(2) %	(3) %	(2) - 1%	4 - 6%	(1) %	(2) %	1 - 3%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2017 to the non-GAAP excluding the effect of 2017 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$683.3	$754.0	$687.6	$720.8	$2,845.7
Operating income	61.9	129.2	101.8	85.4	378.3
% of net sales	9.1%	17.1%	14.8%	11.8%	13.3%
Adjustments:
Restructuring and other	11.6	5.9	1.4	9.3	28.2
Intangible amortization	8.7	9.3	9.2	9.2	36.4
Tradename and other impairment	—	—	—	15.6	15.6
Corporate allocations	14.6	6.8	7.5	7.8	36.7
Equity income of unconsolidated subsidiaries	0.2	0.4	0.3	0.4	1.3
Segment income	97.0	151.6	120.2	127.7	496.5
Return on sales	14.2%	20.1%	17.5%	17.7%	17.5%
Net income (loss) from continuing operations	12.7	(3.4)	49.0	55.8	114.1
Loss on sale of businesses	—	—	3.8	0.4	4.2
Pension and other post-retirement mark-to-market loss	—	—	—	8.5	8.5
Loss on early extinguishment of debt	—	101.4	—	—	101.4
Interest expense adjustment	16.5	11.9	6.8	6.5	41.7
Adjustments to operating income	34.9	22.0	18.1	41.9	116.9
Income tax adjustments	(2.5)	(22.5)	11.7	(17.2)	(30.5)
Net income from continuing operations—as adjusted	$61.6	$109.4	$89.4	$95.9	$356.3
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share	$0.07	$(0.02)	$0.27	$0.30	$0.62
Adjustments	0.26	0.62	0.22	0.22	1.32
Diluted earnings per ordinary share—as adjusted	$0.33	$0.60	$0.49	$0.52	$1.94